                          RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                              HILTON HOTELS CORPORATION


    HILTON HOTELS CORPORATION, a Delaware corporation whose original
Certificate of Incorporation was filed in the Office of the Secretary of State on May 29, 1946, and whose Certificate of Incorporation was thereafter amended from time to time, and restated on May 16, 1968, and was thereafter amended from time to time, hereby sets forth its Restated Certificate of Incorporation which has been duly adopted by a resolution of the Board of Directors advising the same, without a vote of the stockholders, as prescribed by Section 245 of the General Corporation Law of the State of Delaware:

                                      ARTICLE I

    The name of the corporation (which is hereinafter referred to as "the Corporation") is Hilton Hotels Corporation.

                                      ARTICLE II

    The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the Corporation's registered agent is United States Corporation Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                     ARTICLE III


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    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

    (a) CAPITAL STOCK. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Four Hundred Twenty-Four Million Eight Hundred Thirty-Two Thousand Seven Hundred (424,832,700) shares consisting of Four Hundred Million (400,000,000) shares of Common Stock, par value $2.50 per share, and Twenty-Four Million Eight Hundred Thirty-Two Thousand Seven Hundred (24,832,700) shares of Preferred Stock, par value $1.00 per share.

    (b) COMMON STOCK. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

    (c)  PREFERRED STOCK.    The Board of Directors shall have authority to
issue the shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative, participating, optional, or other special rights of such class or series, and the qualification, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law.


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    The terms of the Series A Junior Participating Preferred Stock are set
forth on Exhibit A hereto and are part of this Restated Certificate of Incorporation.

                                      ARTICLE V

    The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                      ARTICLE VI

    (a) NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally


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elected for a term expiring at the annual meeting of stockholders to be held in
1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    (b) STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

    (c) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a



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quorum of the Board of Directors.  Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

    (d) REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

    (e) AMENDMENT, REPEAL, OR ALTERATION. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VI.

                                      ARTICLE VII

    Subject to the rights of the holders of any class or series


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of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                     ARTICLE VIII

    The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Articles B- 1, B-3, B-4 and C-1 of the By-Laws shall not be altered, amended or repealed without the


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affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, except to renumber the Article designations thereof. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

                                      ARTICLE IX

    SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

    A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article IX:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge,


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    transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or


         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary


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    which is directly or indirectly owned by any Interested Stockholder or any
    Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock" for purposes of this Article IX), voting together as a single class (it being understood that for purposes of this Article IX, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

    SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section I of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

         A. APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

         B. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                   (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is


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              referred to in this Article IX as the "Determination Date"), whichever is higher.


              (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock, (other than Excluded Preferred Stock and Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B
         (ii) shall be required to be met with respect to every class of outstanding Voting Stock (other than Excluded Preferred Stock and Institutional Voting Stock), whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                   (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
              fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                   (b)  (if applicable) the highest preferential


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              amount per share to which the holders of shares of such class of
              Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                   (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

              (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock and Institutional Voting Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with Paragraphs B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation


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         of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

              (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder or in the ordinary course of the Corporation's business) of any loans, advances, guarantees, pledges or other


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         financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3. CERTAIN DEFINITIONS.  For the purposes of this Article IX:

    A. A "Person" shall mean any individual, firm, corporation or other entity.

    B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;


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         (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

         (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    C.   A person shall be a "beneficial owner" of any Voting Stock:

         (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

         (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, it being understood that, pending a final resolution or other


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    disposition of the proceeding or proceedings to determine the owner of such shares, Barron Hilton, James E. Bates and the Conrad N. Hilton Foundation each have the right to acquire the 6,782,289 shares of Common Stock held by the Estate of Conrad N. Hilton as of March 8, 1985, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

         (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

    F.   "Subsidiary" means any corporation of which a majority


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of any class of equity security is owned, directly or indirectly, by the
Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    G. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter appointed to fill any vacancy on the Board or who is elected and, in either event, who is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board.

    H. "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on


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the National Association of Securities Dealers, Inc.  Automated Quotations
System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

    I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

    J. "Excluded Preferred Stock" shall mean any series of Preferred Stock with respect to which the Certificate of Designation creating such series expressly provides that the provisions of this Article IX shall not apply.

    K. "Institutional Voting Stock" shall mean any class or series of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

    SECTION 4. POWERS OF THE BOARD OF DIRECTORS. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of


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information known to them after reasonable inquiry, (A) whether a person is an
Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article IX.

    SECTION 5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


    SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 75% or more of the outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this
Article IX.

                                      ARTICLE X

    (a) If any person (as hereinafter defined) which beneficially owns Voting Stock (as hereinafter defined) of the


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Corporation (i) is requested or required pursuant to any Gaming Regulation (as hereinafter defined) to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority (as hereinafter defined) and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the beneficial ownership of Voting Stock of the Corporation, each such person by owning shares in the Corporation hereby agrees to sell to the Corporation and the Corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Voting Stock of the Corporation beneficially owned by such person at a price determined pursuant to Section (c) hereof. The operation of this Article X shall not be stayed by an appeal from a determination of any Gaming Authority.

    (b) If the Corporation intends to repurchase Voting Stock beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof, it shall notify the person in writing of such intention, specifying the Voting Stock to be repurchased, the date, time and place when such repurchase will be consummated (the "Repurchase Date"), which date in no event will be earlier than three business days after the date of such notice and the price at which such Voting Stock will be repurchased (it being sufficient for purposes of this Article X for the Corporation to indicate generally that the price will be determined in accordance with Section (c) hereof). If the Corporation gives the notice provided for by the preceding sentence (the


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

"Repurchase Notice"), such notice shall be deemed to constitute a binding agreement on the part of the Corporation to repurchase, and on the part of the person notified to sell, the Voting Stock referred to in such Notice in accordance with this Article X. Following the Repurchase Date, no dividends will be payable on and no voting rights will be available to the holders of any Voting Stock covered by such Repurchase Notice which has not been duly delivered by the holder thereof for repurchase by the Corporation. If, following such Repurchase Date, any stock with respect to which a Repurchase Notice has been given has not been duly delivered by the holder thereof for repurchase by the Corporation, the Corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price (as hereinafter defined) of the stock to be repurchased except that to the extent New Shares (as hereinafter defined) are to be repurchased and the Purchase Price (as hereinafter defined) thereof shall have been publicly disclosed or otherwise made available to the Corporation, the amount deposited in escrow or otherwise segregated with respect to such New Shares may be the lesser of the Market Price thereof on the date of the Repurchase Notice and the Purchase Price thereof.
The establishment of such an account shall in no way alter the amount otherwise payable to any person pursuant to this Article X. No interest shall be paid on or accrue with respect to any amount so deposited or held.

    (c)(i) In the event that the person to whom Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of shares of Voting Stock within the twenty-


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four month period terminating on the date of such Notice ("New Shares"), the price at which the Corporation shall repurchase such New Shares as are covered by the Repurchase Notice shall be the lesser of the Market Price thereof on the date of such Notice and the Purchase Price thereof.

    (ii) In the event that the person to whom a Repurchase Notice is directed pursuant to Section (b) hereof has acquired beneficial ownership of any or all of his shares of Voting Stock prior to the twenty-four month period terminating on the date of such Notice ("Old Shares"), the price at which the Corporation shall repurchase such Old Shares as are covered by the Repurchase Notice shall be the Market Price thereof on the date of the Repurchase Notice.

    (iii) The Corporation shall have the option in its sole discretion of designating which shares of the shares beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof are subject to the Repurchase Notice and, for purposes hereof, it shall be sufficient for the Corporation to indicate generally that shares shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

    (iv) Any person to whom a Repurchase Notice is given pursuant to the provisions of this Article shall have the burden of establishing to the satisfaction of the Corporation the dates on which and prices at which such person acquired the stock subject to such Notice.


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

    (d)  For purposes of this Article X:

         1. A "person" shall mean any individual, firm, corporation or other entity.

         2. "Voting Stock" shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         3.   A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other Person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         4. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

         5. A "Gaming Regulation" shall mean any statute, rule, regulation, order, ordinance or interpretation of a Gaming Authority.

         6. A "Gaming Authority" shall mean any government, court, or governmental, administrative or regulatory agency or authority, Federal, state, local or foreign, which regulates or otherwise asserts jurisdiction over gaming operations or facilities conducted by the Corporation or any of its subsidiaries or Affiliates.

         7. "Market Price" means the average of the last sale prices of a share of such Voting Stock on the Composite Tape for New York Stock Exchange-Listed Stocks for each of the 15 consecutive trading days (the "Valuation Period") commencing 16 trading days prior to the date in question; provided that if such Stock is not quoted on the Composite Tape, such average last sale price shall be derived from the average last sale prices on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal

    United States securities exchange registered under the Securities Exchange Act of 1934 on which such Stock is listed, or, if such Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Stock during the Valuation Period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such Stock as determined by the Board of Directors in good faith.

         8. "Purchase Price" means the price paid to acquire a share of the Voting Stock, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

    (e) A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X on the basis of information known to them after reasonable inquiry, whether clause (i) or (ii) of Section (a) hereof applies to any person who beneficially owns Voting Stock of the Corporation such that the Corporation shall have the right to repurchase shares of Voting Stock held by such person pursuant to this Article X.

                                     ARTICLE X-A

    Election of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.

                                      ARTICLE XI

SECTION 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.

    A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

SECTION 2. INDEMNIFICATION AND INSURANCE.

    (a) ACTION, ETC., OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Agent (as hereinafter defined) against costs, charges and Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Agent in connection with such action, suit or proceeding, and any appeal therefrom, if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding-whether by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent-shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the Agent's conduct was unlawful.

    (b) ACTION, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent's duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which the Court of Chancery or other such court shall deem proper.

    (c) DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

    (d) INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

    (e) ADVANCES OF EXPENSES. Except as limited by Paragraph (f) of this Section, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that the Agent deliberately breached such person's duty to the Corporation or its stockholders.

    (f) RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Paragraphs (a), (b) and (d) or advance under Paragraph (e) of this Section, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Paragraphs (a), (b) or (e), a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested Directors that such Agent acted in a manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Paragraphs as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim in whole or in part, or if no disposition of such claim is made within 60 days. The Agent's costs, charges and Expenses incurred in connection with successfully establishing such person's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    (g) OTHER RIGHTS AND REMEDIES. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-Law, or charter provision, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

    (h) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

    (i)  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

         (1) If a Change of Control (as hereinafter defined) shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Agent is entitled to indemnification under this Section if the Agent has submitted a request for indemnification in accordance with Paragraph (f) of this

    Section, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         (2) If the person, persons or entity empowered or selected under Paragraph (f) of this Section to determine whether the Agent is entitled to indemnification shall not have made such determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Agent shall be entitled to such indemnification, absent
    (i) a misstatement by the Agent of a material fact, or an omission of a material fact necessary to make the Agent's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; PROVIDED, HOWEVER, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and PROVIDED, FURTHER, that the foregoing provisions of this Paragraph (i) shall not apply (a) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Paragraph (f) of this Section and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or
    (b) if the determination of entitlement to indemnification is to be made by independent counsel pursuant to Paragraph (f) of this Section.

         (3) The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Section) of itself adversely affect the right of the Agent to indemnification or create a presumption that the Agent did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the Agent had reasonable cause to believe that such person's conduct was unlawful.

    (j) OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Section, references to "other enterprise" in Paragraph (a) shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as Director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

    (k) SAVINGS CLAUSE. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

    (l)  DEFINITIONS.  For the purposes of this Article:

         (1) "Agent" means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a Director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a Director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

         (2) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

         (3) "Change of Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule) promulgated under the Securities Exchange

    Act of 1934, as amended, (the "Act"), whether or not the Corporation is then subject to such reporting requirement; PROVIDED, HOWEVER, that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.


                                    ARTICLE XII

    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.



                                     CERTIFICATE

    IT IS CERTIFIED that the foregoing Restated Certificate of Incorporation, which restates and integrates, but does not further amend, the Certificate of Incorporation of Hilton Hotels Corporation as heretofore amended or supplemented, was adopted by the Board of Directors of Hilton Hotels Corporation in a resolution and declaring its advisability, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, without a vote of the stockholders. There is no discrepancy between the provisions of the Certificate of Incorporation, as heretofore amended or supplemented, and this Restated Certificate of Incorporation.

    IN WITNESS WHEREOF, Hilton Hotels Corporation has caused this Restated Certificate of Incorporation to be signed by its

Senior Vice President and General Counsel and attested by its Vice President and Corporate Secretary on this 20th day of November, 1996.

                                                 Hilton Hotels Corporation




                                                 /s/ William C. Lebo, Jr.
                                                 ------------------------------
                                                 Name:  William C. Lebo, Jr.
                                                 Title: Senior Vice President
                                                        and General Counsel






Attest /s/ Cheryl L. Marsh
       ---------------------------
       Name:  Cheryl L. Marsh
       Title: Vice President and
              Corporate Secretary

                                      EXHIBIT A


         Series A Junior Participating Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 550,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $2.50 per shares (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
    (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the


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same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the issuance of any shares of Series A Preferred Stock declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


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